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                          CREDIT AND SECURITY AGREEMENT

      PREAMBLE. This Credit and Security Agreement (herein, together with all schedules and exhibits hereto, and as it may be amended or modified from time to time, called this "Agreement"), dated as of December 23, 2003 (the "Signing Date"), is made among OMNI ENERGY SERVICES CORP., a Louisiana corporation ("Parent Company"); AMERICAN HELICOPTERS INC., a Texas corporation ("AMI"); and OMNI ENERGY SERVICES CORP.-MEXICO, a Louisiana corporation ("Mexico"; Mexico, AHI and Parent Company herein sometimes called individually, "Initial Borrower" and, collectively, if more than the "Initial Borrowers"), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a "Borrower" hereunder, herein called, individually, a "Borrower" and, collectively, the "Borrowers," and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a "Borrower" hereunder, all references herein to "Borrowers," "each Borrower," the "applicable Borrower," "such Borrower" or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrowers or each one of them collectively); and WHITEHALL BUSINESS CREDIT CORPORATION, a corporation organized under the laws of the State of New York ("WBCC"), individually, as lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (WBCC, acting in both such capacities, herein called "Lender").

      STATEMENT OF THE TRANSACTION. Capitalized terms used in this statement of the transaction shall have the meanings ascribed to such terms in Annex One. The Initial Borrowers have applied to WBCC for financing to retire the Existing Loans, to pay closing costs associated herewith, and to supplement its working capital needs on an ongoing basis. WBCC, as Lender hereunder, has agreed to provide this financing, subject, however, to the terms, covenants and conditions hereinafter set forth.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and undertakings herein contained, each Initial Borrower and Lender, each intending to be legally bound hereby, hereby covenant and agree as follows:

I.    DEFINITIONS.

      1.1. Accounting Terms. As used in this Agreement, any Note, or any certificate, report or Other Document, accounting terms not defined in Annex One or elsewhere in this Agreement and accounting terms partly defined in Annex One (to the extent not defined) shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the Historical Financial Statements. Certain other definitions, used in the calculation of the Financial Covenants, are set forth in Section 8.1.

      1.2. General Terms. Certain other terms which are capitalized hereinbelow, but not expressly defined hereinbelow, shall have the meanings given to such terms in Annex One.

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      1.3.  Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein. Without limitation of the foregoing, the terms "accounts," "chattel paper," "instruments," "general intangibles," "payment intangibles," "securities," "investment property," "documents," "supporting obligations," "deposit accounts," "payment intangibles," "software," "letter of credit rights," "inventory," "equipment" and "fixtures," as and when used in the description of Collateral, shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.

II.   ADVANCES, PAYMENTS.

      2.1.  Revolving Advances and Term Loan.

            (a) Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances and, subject to Section 2.9, Letters of Credit available to Borrowers in aggregate amounts outstanding at any time equal to the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base. The Revolving Advances shall be evidenced by a secured promissory note issued to Lender in a principal amount equal to the Maximum Revolving Amount (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit 2.1 (a).

            (b) Subject to the terms and conditions of this Agreement, Lender will make available to Borrowers the Term Loan. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in monthly installments, each equal in amount to Fifty Thousand Dollars ($50,000), due and payable beginning on the first day of the first calendar month following the Closing Date, and continuing on the same day of each succeeding calendar month, with the entire remaining principal balance thereof being due and payable, in full, in a balloon payment upon expiration of the Term; subject, however, to acceleration upon (or following) the occurrence of an Event of Default under this Agreement or earlier termination of this Agreement, as provided hereinbelow. The Term Loan shall be evidenced by a secured promissory note issued to Lender equal in principal amount to the Term Loan (the "Term Loan Note") in substantially the form attached hereto as Exhibit 2.1(b). The Term Loan shall be subject to mandatory prepayment as provided in Section 2.13. The Term Loan may be voluntarily prepaid, in whole or in part, at any time or from time to time, without premium or penalty; provided, however, that: (i) Lender receives at least five (5) Business Days advance written notice of any intended prepayment; (ii) any partial prepayments shall be made (A) only on a date prescribed above for the payment of principal installments of the Term Loans, and (B) only in an amount equal to the principal installment amount for the Term Loan prescribed hereinabove (or integral multiples thereof); (iii) any partial prepayments shall be applied to the principal installments of the Term Loan then remaining to be repaid in the reverse order of their respective maturities; and
(iv) any full prepayments of the principal balance of the Term Loan shall be accompanied by the payment of accrued interest thereon through the date of prepayment.

      2.2. Procedure for Borrowing. Borrowing Representative, on behalf of any Borrowers, may notify Lender prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest

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hereunder, or as fees or other charges under this Agreement or any other agreement with any Lender Party, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with any Lender Party and such request shall be irrevocable. Lender shall cause the proceeds of such Revolving Advance to be paid to such Person. If requested by Lender, each notice of borrowing shall be made (or confirmed after telephonic notice) in writing in such form as may be required or approved by Lender from time to time.

      2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers' Account on Lender's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at the Bank or such other bank as Borrowing Representative may designate following notification to Lender, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

      2.4. Maximum Revolving Advances. The aggregate balance of Revolving Advances and Letters of Credit outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Amount or (b) the Borrowing Base, in any event.

      2.5.  Repayment of Advances.

            (a) All Advances shall be due and payable in full on the last day of the Term, subject to earlier prepayment, in whole or in part, as provided in this Agreement or in any Other Document.

            (b) All payments of principal, interest fees and other amounts payable hereunder, or under any of the Other Documents shall be made to Lender at the Payment Office not later than 2:00 P.M. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Revolving Advances as provided in Section 2.2 hereof.

            (c) Borrowers shall be obliged to pay principal, interest, fees and all other amounts payable hereunder, or under any Other Documents as and when due, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

      2.6. Repayment of Overadvances. The aggregate balance of Advances (other than the Term Loan) outstanding at any time in excess of the maximum amount of Advances (other than

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the Term Loan) permitted to be hereunder, i.e. any "overadvances," shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

      2.7. Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. Each month, Lender shall send to Borrowing Representative a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of mathematical error and shall constitute an account stated between Lender and Borrowers unless Lender receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Representative. The records of Lender with respect to the Borrowers' Account shall be conclusive evidence absent mathematical error of the amounts of Advances and other charges thereto and of payments applicable thereto.

      2.8. Letters of Credit. Subject to the terms and conditions hereof, Lender may, in its sole discretion (without any obligation to do so) issue or cause the issuance of letters of credit ("Letters of Credit") by the Issuer on behalf of any Borrower; provided, however, that Lender will not, in any event, issue or cause to be issued any Letters of Credit (i) unless Borrowers have executed in favor of the Issuer: (A) its master letter of credit agreement (the "Master Letter of Credit Agreement"), in substantially the form of Exhibit 2.8A; and (B) its automatic letter of credit agreement (the "Automatic Letter of Credit Agreement"), in substantially the form of Exhibit 2.8B (the Master Letter of Credit Agreement and the Automatic Letter of Credit Agreement, together with the Letter of Credit Documents defined below, are herein called, collectively, the "Letter of Credit Documents"), (ii) unless Borrowers have complied with Sections
2.9 and 2.10 in regard to such issuance, and (iii) to the extent that the face amount of such Letters of Credit would then cause either (A) outstanding Letters of Credit to exceed any individual or aggregate dollar limit thereon established by Lender from time to time, or (B) the sum of (1) the outstanding Revolving Advances plus (2) all outstanding Letters of Credit to exceed the lesser of the Maximum Revolving Amount or the Borrowing Base.

      2.9.  Issuance of Letters of Credit.

            (a) Borrowing Representative, on behalf of Borrowers, may request Lender to issue or cause the issuance of a Letter of Credit by delivering to Lender at the Payment Office, Issuer's standard form of letter of credit application (a "Letter of Credit Application") and any draft if applicable, completed to the satisfaction of Lender, together with such other certificates, documents and other papers and information as Lender or Issuer may reasonably request. Borrowing Representative, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any Letter of Credit and the disposition of documents, disposition of any unutilized

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funds, and to arrange for the issuance of any amendment, extension or renewal of any Letter of Credit.

            (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one (1) year after such Letter of Credit's date of issuance, in the case of "standby" Letters of Credit, and six (6) months after such Letter of Credit's date of issuance, in the case of "trade" Letters of Credit, and in no event later than thirty (30) days prior to the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) Lender and each Issuer shall each have absolute discretion whether to accept any draft drawn on a Letter of Credit. Without in any way limiting Lender's or any Issuer's absolute discretion whether to accept any draft, Borrowing Representative will not present for acceptance any draft, and Lender and each Issuer will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by any Borrower not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of any Borrower, (iii) that involve any purchase for which Lender, or any Issuer, as appropriate, has not received all related documents, instruments and forms requested by Lender or such Issuer, (iv) for which Lender or any Issuer, as appropriate, is unable to locate a purchaser in the ordinary course of business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

            (d) Subject to the terms and conditions hereof, Lender shall issue or cause the issuance of air releases and steamship guarantees on behalf of Borrower. Borrowing Representative may request Lender to issue or cause the issuance of air releases and steamship guarantees by delivering to Lender at the Payment Office such certificates, documents and other papers and information as Lender may request. In addition, for purposes hereof, the definition of "Letters of Credit" shall include all air releases and steamship guarantees issued or caused to be issued by Lender.

      2.10. Requirements For Issuance of Letters of Credit.

            (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued for any Borrower. Borrowers shall be bound by Lender's and Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from Borrowers' own; and, neither Lender nor any Issuer nor any of their respective correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or

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supplements thereto or in issuing or paying any Letter of Credit, except for
Lender's, any Issuer's or such correspondents' willful misconduct or gross negligence.

            (b) Borrowing Representative shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the "applicant" or "account party" therein, to deliver to Lender all related payment/acceptance advices, to deliver to Lender all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

            (c) In connection with all Letters of Credit issued or caused to be issued by Lender under this Agreement, each Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Lender or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Lender's, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

            (d) Each Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Lender for any amounts paid by Lender with respect to any Letter of Credit issued for the account of such Borrower, including all fees, costs and expenses paid by Lender to any Issuer or correspondence bank that issues or negotiates Letters of Credit. In connection with the foregoing, Borrowers authorize and direct Lender to make a Revolving Advance in the amount of any such reimbursement obligation when it becomes due and to pay or reimburse itself (or the Issuer or correspondent bank as appropriate) with the proceeds thereof; but, if at the time such payment becomes due the unpaid balance of Revolving Advances exceeds or would exceed with the making of such disbursement the maximum amount permitted under Section 2.1 hereof, then, no such Revolving Advance shall be made and Borrowers shall be obligated to make such payment in full or be in default of the payment thereof.

            (e) On demand, during any time that an Event of Default exists, and so long as such Event of Default shall be continuing (after which Lender shall return any unapplied portion thereof to Borrowers) Borrowers will cause cash to be deposited and maintained in an account with Lender, as cash Collateral, in an amount equal to one hundred ten percent (110%) of the undrawn face amount of any outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Lender, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower

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coming into Lender's possession at any time. Lender will invest such cash
Collateral (less applicable reserves) in such short-term money-market items as to which Lender and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash Collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

      2.11. Additional Payments. Any sums expended by Lender, in its Credit Judgment, due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

      2.12. Manner of Payment. Except as otherwise may be expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made to Lender at the Payment Office, in each case on or prior to 2:00 P.M., in Dollars and in immediately available funds.

      2.13. Mandatory Prepayments.

            (a) When any Borrower sells or otherwise disposes of any Collateral other than (i) Inventory in the ordinary course of business and (ii) sales or other dispositions of Equipment having an individual fair market value not in excess of Ten Thousand Dollars ($10,000) and an aggregate fair market value not to exceed One Hundred Thousand Dollars ($100,000) in any one Fiscal Year (the foregoing called herein "De Minimis Sales"), Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale, i.e., gross proceeds less the reasonable costs of such sales or other dispositions, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied, if derived from other than the sale of Inventory or Receivables, first to the Term Loan, in the reverse order of the respective installment maturities thereof (beginning with the last payment) until the Term Loan is paid in full, but otherwise all such proceeds shall be applied to Revolving Advances in such order as Lender may determine, without reduction, however, in Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, unless and until a Default or Event of Default has occurred and is continuing, Borrower may sell or otherwise dispose of Collateral (in addition to Inventory in the ordinary course of business and De Minimis Sales) not to exceed, in aggregate fair market value, the Materiality Threshold in the aggregate, in any Fiscal Year and retain such net proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (A) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was sold, (B) the acquired Collateral is purchased by such Borrower within ninety (90) days before or after the date of the sale of the Collateral, (C) the proceeds of such sale are remitted to Lender to be held by Lender as security for the payment of the Obligations until the replacement Collateral is acquired, (D) the acquired Collateral shall be deemed to be acceptable Collateral by Lender in its sole discretion and (E) the acquired Collateral shall be subject to Lender's first priority security interest created hereunder, subject only to Permitted Encumbrances. If any Borrower fails to

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meet any of the conditions set forth above, such Borrower hereby authorizes
Lender to apply the proceeds held by Lender as a prepayment of the Advances in the manner set forth above.

            (b) Borrowers shall prepay the outstanding amount of the Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow )(as hereinafter defined) as follows: (i) for Borrowers' Fiscal Year ending December 31, 2003, no prepayment shall be required; (ii) for Borrowers' Fiscal Year ending December 31, 2004, an annual prepayment shall be required, payable upon delivery of the financial statements to Lender referred to in and required by Section 10.7 for such Fiscal Year but in any event not later than ninety (90) days after the end of each such Fiscal Year, based on Borrowers' Excess Cash Flow for such Fiscal Year; and (iii) beginning with the Fiscal Year of Borrowers ending December 31, 2005, and continuing thereafter, a semi-annual prepayment shall be required, payable (A) upon delivery of the financial statements to Lender referred to and required by Section 10.8 for the Fiscal Quarter ending June 30, of each such Fiscal Year, but in any event not later than forty-five (45) days after each June 30, based on Borrowers' Excess Cash Flow for the six (6) Fiscal Months then ended, and (B) upon delivery of the financial statements to Lender referred to and required by Section 10.7 for the Fiscal Year then ended, but in any event not later than ninety (90) days after the end of such Fiscal Year, based on Borrowers' Excess Cash Flow for such Fiscal Year, provided that the amount of any prepayment theretofore made based on Excess Cash Flow for the six (6) Fiscal Months previously ended shall be deducted from the amount of such prepayment based on Borrowers' Excess Cash Flow for the entire Fiscal Year. Such delivery of payment is to be accompanied by the Excess Cash Flow Certificate attached hereto as Exhibit 2.13(b). This prepayment shall be made without premium or penalty. This payment of Excess Cash Flow shall be applied to the outstanding principal installments of the Term Loan in the reverse order of the respective installment maturities thereof (beginning with the last payment). In the event that the aforesaid financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Lender upon which calculation Borrowers shall make the prepayment required by this Section, subject to adjustment when the financial statement is delivered to Lender as required hereby. The calculation made by Lender shall not be deemed a waiver of any rights Lender has or may have as a result of the failure by Borrowers to deliver such financial statement. "Excess Cash Flow," as used herein, shall mean an amount equal to: (i) EBITDA, as defined in Article VIII, minus the sum of (a) Unfinanced Capital Expenditures, as defined in Article VIII, and Fixed Charges, as defined in Article VIII; in each case, for each covered Fiscal Year (or portion thereof, as appropriate), of Borrowers.

      2.14. Use of Proceeds. Borrowers shall apply the proceeds of (i) any Revolving Advances and the Term Loan made on the Closing Date to retire the Existing Loans and to pay closing costs and expenses associated with this transaction and (ii) Revolving Advances made on and after the Closing Date to provide for their respective working capital needs.

III.  INTEREST AND FEES.

      3.1. Interest. Interest on Advances shall be payable to Lender in arrears on the first day of each month, commencing on the first day of the calendar month immediately following the Closing Date. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) the

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Revolving Interest Rate, in respect of Revolving Advances, and (ii) the Term
Loan Rate, in respect of the Term Loan (the Revolving Interest Rate and the Term Loan Rate are herein sometimes called, individually or collectively, as the case may be, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the otherwise applicable Contract Rate plus an additional two (2%) percent per annum (as applicable, the "Default Rate").

      3.2. Letter of Credit Fees. Borrowers shall pay (a) to Lender for its own account such fees for each Letter of Credit (if any) issued pursuant hereto for the period from and excluding the date of issuance of same to and including the date of expiration or termination, at such rates at a rate per annum equal to the Revolving Interest Rate increasing, in each instance, to the Default Rate applicable to Revolving Advances from and after the occurrence of, and during the continuation of, any Event of Default) and (b) to Lender for the benefit of the Issuer any and all fees and expenses as agreed upon by the Issuer and the Borrowing Representative in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Lender for any and all fees and expenses, if any, paid by Lender to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). Such fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed and be payable quarterly in arrears on the first day of each calendar quarter, beginning with the first such date following the issuance of each Letter of Credit and on the last day of the Term. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

      3.3. Closing Fee. On the Closing Date, Borrower shall pay to Lender a fully earned, nonrefundable closing fee equal in amount to One Hundred Ten Thousand Dollars ($110,000)), representing one percent (1%) of the Commitments; less any portion thereof theretofore remitted to Lender in partial payment thereof as a commitment fee, if so provided prior to or upon its payment in any applicable Commitment Letter.

      3.4. Facility Fee. Annually, on each anniversary of the Closing Date (or the date of termination of this Agreement, should such date precede any such anniversary date), Borrowers shall pay to Lender a fully earned, nonrefundable facility fee equal in amount to the difference, if positive, between (i) interest at the Revolving Interest Rate on Revolving Advances of Two Million Five Hundred Thousand Dollars ($2,500,000) assumed to be outstanding (on a mean daily average basis) during the one-year anniversary period (or, as appropriate, upon any early termination, any shorter period) and (ii) the amount of interest at the Revolving Interest Rate on Revolving Advances actually outstanding and paid by Borrowers during the same said period.

      3.5. Unused Line. If, for any calendar month (or portion thereof) during the Term, the average daily unpaid balance of Revolving Advances and Letters of Credit outstanding for each day of such monthly period does not equal the Maximum Revolving Amount as in effect on the first day of such monthly period, then Borrowers shall pay to Lender a fully earned, nonrefundable fee equal to one-fourth of one percent (1/4%) per annum on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance for such monthly period. Such fee shall be due and payable monthly in arrears, commencing on the first day of the first calendar month following the Closing Date, and continuing thereafter on the first day of each succeeding calendar month through the end of the Term. The initial fee shall be determined based on the period from the Closing Date to the end of the calendar month containing the Closing Date.

      3.6. Collateral Monitoring Fee. Monthly, commencing on the first day of the first calendar month following the Closing Date, and continuing on the same day of each succeeding calendar month until this Agreement is terminated, Borrowers shall pay to Lender a fully earned, nonrefundable collateral monitoring fee equal in amount to One Thousand Five Hundred Dollars ($1,500) per month.

      3.7. Audit Fees. Borrower shall pay to Lender audit fees in connection with each field audit conducted by Lender equal in amount to (i) Lender's customary per diem charges therefor (which as of the Closing Date, equal Seven Hundred Fifty Dollars ($750) per diem per auditor, subject to change from time to time thereafter) plus (ii) usual and customary out-of-pocket expenses for internal auditors, and the usual and customary fees and charges (including out-of-pocket expenses) of external auditors; provided, however, that, notwithstanding the foregoing, absent an Event of Default then existing, audit fees charged to Borrower pursuant to clause (i) above for any one (1) field audit shall not exceed Seven Thousand Five Hundred Dollars ($7,500).

      3.8. Computation of Interest and Fees; Collection Days. Interest and per annum fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension, provided, however, that the foregoing extension shall not be considered when determining Borrowers' ongoing compliance with any Financial Covenants that concern or include scheduled principal payments within specified dates. For purposes of computing interest and any fees based on the amount of Revolving Advances outstanding from time to time, one (1) additional collection day shall be charged, effective from the Application Date.

      3.9. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

      3.10. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.10, the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

            (a) subject Lender to any tax of any kind whatsoever (except for tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office) with respect to this Agreement or any Other Document or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office); or

            (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System.

Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent mathematical error.

      3.11. Capital Adequacy. In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section, the term "Lender" shall include Lender and each other Lender Party) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrowers shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to this Section when delivered to Borrowing Representative shall be conclusive absent mathematical error.

IV.   COLLATERAL; GENERAL TERMS.

      4.1. Security Interest in the Collateral. To secure the prompt payment and performance to each Lender Party of all Obligations, each Borrower hereby assigns, pledges and grants to Lender, as agent for the ratable benefit of each Lender Party, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest in the Collateral and shall cause its financial statements to reflect such security interest.

      4.2. Perfection of Security Interest. Borrowers shall take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances,
(ii) obtaining landlords', warehouse operators', bailees' or mortgagees' lien waivers and related agreements, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, (v) executing (as appropriate) and delivering authorizations for the recording of financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the Uniform Commercial Code or other applicable law; (vi) obtaining acknowledgments, in form and substance satisfactory to Lender, from any bailee having possession of any Collateral at any time, stating that the bailee holds such Collateral on behalf of Lender, (vii) obtaining "control" of any investment property, deposit account, letter-of-credit right or electronic chattel paper (the term "control" as used in respect of the foregoing types of Collateral having the meaning set forth in Articles 8 and 9 of the UCC), with any agreements establishing such "control" to be in form and substance satisfactory to Lender, and (viii) if a Borrower at any time has or acquires a commercial tort claim, such Borrower shall promptly notify Lender thereof, in writing, and grant a specific collateral assignment of such claim to Lender as additional Collateral. Without limiting the generality of the foregoing, in the specific case of in-transit Inventory, unless and except to the extent otherwise required or approved by Lender from time to time, each Borrower shall (i) deliver (or cause to be delivered) to Lender copies of all invoices, manifests and documents of title pertaining to such Inventory promptly upon such Borrower's receipt thereof, but in any event not later than five (5) Business Days after receipt,
(ii) cause all such documents of title to be issued in the Lender's name, or to its order (or, if negotiable in form, Borrower may, instead, cause such documents of title to be endorsed to Lender, or in "blank"); (iii) provide Lender with evidence of appropriate marine or like insurance in respect of the transit of such Inventory to Borrower, and (iv) as necessary, provide Lender with access custodianship and similar agreements of Lender's selection from warehouse operators, consolidators, customs house operators, custom brokers and other third parties to facilitate Lender's control over, access to and/or repossession of, such in-transit Inventory, including, without limitation, as and where requested by Lender, a customs agent agreement. Lender is hereby authorized to file financing statements in accordance with the applicable provisions of the UCC, at any time or from time to time hereafter, in any jurisdiction; and Borrowers hereby ratify, approve and affirm the filing of any such financing statements heretofore filed by Lender in respect of any Borrower (including any predecessor-in-interest thereof). All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations, or, at Lender's option, shall be paid to the Lender immediately upon demand.

      4.3. Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and/or worn-out Equipment in the ordinary course of business during any Fiscal Year having an aggregate fair market value not exceeding the Materiality Threshold and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of which are remitted to Lender as a prepayment on the Term Loan, as required by Section 2.13 hereof.

      4.4. Preservation of Collateral. Following the occurrence of a Default or Event of Default and the demand by Lender for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 12.1 hereof,
Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Lender's interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property to obtain such Collateral. Each Borrower shall cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may in its Credit Judgment, direct. All of Lender's expenses, to the extent incurred in its Credit Judgment, of preserving the Collateral, including any such expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

      4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 or at such other locations within the United States of America as Lender may receive notice of, and approve, from time to time pursuant to Section 10.12 (all such locations herein called, collectively, the "Collateral Locations" and, individually, a "Collateral Location"); and shall not be removed from such Collateral Locations without the prior written consent of Lender except from time to time in the ordinary course of, and pursuant to the reasonable requirements of, Borrowers' business, but always within the United States of America.

      4.6. Defense of Lender's Interests. Unless and until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender's security interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Lender's security interest in the Collateral against any and all Persons whatsoever. At any time following a Default or Event of Default, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. During any period that an Event of Default exists, each Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Lender's trustee, and Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

      4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries, in all material respects will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants.

      4.8. Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Lender copies of any of the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning such Borrower's financial status and business operations. In respect of the foregoing, Borrowing Representative shall execute and deliver to its accountants and auditors employee on the Closing Date and, as when such accountants and auditors are charged by Borrowers subsequent to the Closing Date, a letter directly authorizing them to act in the manner so provided hereinabove, such letter to be substantially in the form of Exhibit 4.8. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

      4.9. Compliance with Laws. Each Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's Lien on or security interest in the Collateral.

      4.10. Inspection of Premises. At all reasonable times, Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business from time to time in Lender's Credit Judgment. Lender may also enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business which, initially is intended by Lender to occur at least quarterly (if not more frequently).

      4.11. Insurance. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Lender, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood (if any property is in a special flood hazard area and flood insurance is available in such area), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, products liability insurance; (b) maintain a bond or other surety in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Lender with
(i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and
(ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, to the extent affecting or relating to Collateral and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and the applicable Borrower to make payment for such loss to Lender and not to such Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Lender jointly, Lender may endorse such Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Lender upon any such insurance shall either be paid over to Borrowers or applied by the Lender as follows: (i) if no Event of Default or Default exists, and the loss recovery so received by Lender is less than or equal to the Materiality Threshold, then Lender shall remit such loss recovery to the Borrowers; (ii) if no Event of Default or Default exists, and the loss recovery received by Lender is more than the Materiality Threshold, then, Lender shall apply such loss recovery to the Obligations in such order as Lender in its sole discretion shall determine. Any surplus of such proceeds remaining after such application shall be paid by Lender to Borrowers or applied as may be otherwise required by law. If, however, after application of such proceeds to the Obligations, any "overadvance" (as that term is described in Section 2.6) exists, then, Borrowers shall comply with said Section 2.6 in respect of its elimination. Anything hereinabove to the contrary notwithstanding, Lender shall not be obligated to remit any insurance proceeds to Borrowers unless Borrowers shall have provided Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrowers' Account, and charge Borrowers' Account therefor and such expenses so paid shall be part of the Obligations.

      4.12. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's opinion, may possibly create a valid Lien on the Collateral, Lender may, unless the Borrowers have done so within five (5) Business Days after the Borrowing Representative receives written notice from the Lender that they do so, pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Lender and each Lender harmless in respect thereof. Lender will not pay any taxes, assessments or Charges to the extent that any Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's security interest in or Lien on the

Collateral. The amount of any payment by Lender under this Section shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers' credit and Lender shall retain its security interest in any and all Collateral held by Lender.

      4.13. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request, will provide evidence of having done so.

      4.14. Receivables.

            (a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Lender.

            (b) Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

            (c) Each Borrower's chief executive office is located at the addresses set forth on Schedule 4.14(c) hereto. Until written notice is given to Lender by Borrowing Representative of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

            (d) As soon as practicable after, but not later than thirty (30) days after the Closing Date, each Borrower shall establish a lock-box account (the "Lock-Box Account") pursuant to a lock-box agreement, to be in form and substance satisfactory to Lender (the "Lock-Box Agreement") with the Bank, any Lender or any other financial institution as is acceptable to the Lender (a "Lock-Box Bank") in which all Customers shall directly remit all payments on their Receivables. Pending establishment of the Lock-Box Accounts and Concentration Accounts, as provided hereinabove, not later than the Closing Date, Borrower shall have entered into one or more agreements ("Blocked Account Agreements"), to be in form and substance satisfactory to Lender, with the Bank, any Lender or any other financial institution as is acceptable to the Lender (a "Blocked Account Bank") pursuant to which all remittances on Borrower's Receivables shall be deposited in one or more "blocked deposit accounts ("Blocked Accounts"), to be paid over and delivered to Lender for application to the Obligations by the Blocked Account Banks. In such regard, for purposes of this Section 4.14, in respect of any

Blocked Account substituted temporarily for the Lock-Box Account, any such Blocked Account Bank shall be treated the same as a Lock-Box Bank and any such Blocked Account shall be treated the same as the Lock-Box Account. All amounts on deposit in each Lock-Box Account once established, shall be transferred on a daily basis to the Concentration Account by wire transfer of immediately available funds in a manner satisfactory to Lender. Unless otherwise agreed to by the Lender, the Lock-Box Bank and the Concentration Bank shall acknowledge and agree, pursuant to its respective Lock-Box Agreement, that all payments and deposits made to the Lock-Box Account of such Lock-Box Bank or the Concentration Account (in the case of the Concentration Bank) are the sole and exclusive property of Lender, for the benefit of itself, the Bank, the Issuers and the Lender, that each of such Lock-Box Bank and the Concentration Bank has no right to setoff against its Lock-Box Account or the Concentration Account, as the case may be, except as expressly provided in its respective Lock-Box Agreement, and that such Lock-Box Bank will wire transfer immediately available funds in a manner satisfactory to Lender, funds deposited into its Lock-Box Account to the Concentration Account on a daily basis as soon as such funds are collected. Each Borrower agrees that all payments, whether by cash, check, wire transfer or any other instrument on deposit in the Lock-Box Account or the Concentration Account shall be the sole and exclusive property of the Lender, for the benefit of itself, the Bank, the Issuers and the Lender, and the Borrowers shall not have any right, title or interest therein or in any Lock-Box Account or Concentration Account unless and until this Agreement is terminated in accordance with its terms and all Obligations are fully paid and satisfied in connection therewith. None of the Bank, Lender, any Issuer or any Lender assumes any responsibility for such Lock Box Account or Concentration Account (unless such Person shall also be the applicable Lock-Box Bank or Concentration Bank and in such event only as set forth in the applicable Concentration Account Agreement), including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Borrower shall notify all Customers of Borrowers to remit directly all payments constituting proceeds of Collateral to an applicable Lock-Box Account in the form received. All such payments, whether by cash, check, wire transfer or other instrument, made to each Lock-Box Account, shall be the exclusive property of the Lender, for the benefit of itself, the Bank, the Issuers and the Lender, and the Borrowers shall not have any right, title or interest therein unless and until this Agreement is terminated in accordance with its terms and all Obligations are fully paid and satisfied in connection therewith. The Borrowers shall not, without obtaining the prior consent of the Lender, establish any accounts, other than the Lock-Box Accounts and the Concentration Account, pursuant to which payments on account of Receivables are made to or on behalf of any of the Borrowers. In addition, the Borrowers shall not modify in any respect, without the prior consent of the Lender, any Lock-Box Agreement or other arrangement relating to the Lock-Box Account or the Concentration Account.

            (e) In addition to the requirements set forth in subsection (d) above, not later than the Closing Date, each Borrower shall have caused all Deposit Accounts existing on the Closing Date other than any constituting a Lockbox Account or a Blocked Account (herein, a "Pledged Account"), to be made the subject of a tri-party agreement among such Borrower, the bank having such Pledged Account and Lender, to be in form and substance satisfactory to Lender (a "Pledged Account Agreement"), pursuant to which the pledge of such Pledged Account and all funds on deposit therein to Lender as security for the payment and performance of all Obligations shall be established and confirmed.

            (f) Notwithstanding terms of subsection (d) above, but in addition thereto, if and to the extent that (i) Customers remit any payments on account of the Receivables of the Borrowers directly to any of them or (ii) any Customer is prohibited by law to remit payments to a given Lock-Box Account (due to such Lock-Box Account's location outside the state where such Customer is located or otherwise), or (iii) any Customer pays cash to Borrower for any Inventory or other Collateral, then, such payments shall be held by the Borrowers in trust for the Lender, on behalf of itself, the Bank, the Issuers and the Lender, and shall, promptly upon receipt thereof, be sent via overnight delivery service for deposit in the same form received (i.e., if received as a check, then such check shall be the "same form") into the Lock-Box Account.

            (g) All amounts deposited in the Concentration Account from time to time shall be applied to the Obligations upon (i) final collection thereof and (ii) their transfer from the Concentration Bank to the Lender in accordance with this subsection, effective on the Business Day that each such payment is received (such date being called herein the "Application Date"). For purposes of the preceding sentence, the Lender shall be deemed to have received a payment from the Concentration Bank on a particular Business Day only if it receives by wire transfer the same prior to 2:00 p.m. on such Business Day or, if received after such time, on the next following Business Day. Lender is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Lender and Lender may charge Borrowers' Account for the amount of any item of payment which is returned to Lender unpaid. The Lender shall apply all amounts deposited in the Concentration Account as provided in
Section 16.4 or, as applicable, Section 12.2. If sufficient funds are not available to fund all payments then to be made in respect of any Obligations, the available funds being applied with respect to such Obligations shall be allocated to the payment of such Obligations ratably, in such order and manner as Lender shall elect, and Borrowers shall continue to be liable for any deficiency.

            (h) If at any time Lender determines that any funds held in the Lock-Box Account or the Concentration Account are subject to the Lien of any Person, other than the Lender as herein provided, (a) Borrowers agree, forthwith upon demand by Lender, to pay to Lender as additional funds to be deposited and held in the Concentration Account, an amount equal to the amount of funds subject to such Lien, or (b) if no such payment is made, Lender shall establish sufficient reserves in the amount of such funds.

            (i) At any time following the occurrence of an Event of Default or a Default, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, to the extent incurred in Lender's Credit Judgment, may be charged to Borrowers' Account and added to the Obligations.

            (j) Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Lender or Lender's designee as such Borrower's attorney with power at any time hereafter (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) in Lender's Credit Judgment, to send verifications of Receivables to any Customer (but, absent an Event of Default then existing, Lender agrees to consult with Borrower in respect of the manner thereof); and (iv) to sign such Borrower's name on any documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's interest in the Collateral and to file same. Following the occurrence of a Default or an Event of Default, and during its continuation, each Borrower shall hereby constitute Lender or Lender's designee as such Borrower's attorney with additional power (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; and (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Lender shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower concerning the Receivables or any other Collateral to such address as Lender may designate and to receive, open and dispose of all mail concerning the Receivables or any other Collateral addressed to any Borrower.

            (k) Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for any such errors or omissions or delays of any kind determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from Lender's gross (not mere) negligence or willful misconduct. Following the occurrence of an Event of Default or Default, Lender may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Lender is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

            (l) No Borrower will, without Lender's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

      4.15. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

      4.16. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

      4.17. Exculpation of Lender. Nothing herein contained shall be construed to constitute Lender as any Borrower's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (unless the same is caused by Lender's gross negligence or willful misconduct). Lender shall not, whether by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

      4.18. Environmental Matters.

            (a) Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

            (b) Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

            (c) Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

            (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein

(any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Representative shall, within five
(5) Business Days, give written notice of same to Lender detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

            (e) Borrowers shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrowers shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

            (f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, within thirty (30) days after the Borrowing Representative receives written notice from the Lender that it do so, Lender on behalf of Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender and (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate applicable to Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender, any Lender and any Borrower.

            (g) Promptly upon the written request of Lender from time to time, which may be made at any time following the discovery of any Hazardous Discharge or the filing of any Environmental Complaint, Borrowers shall provide Lender, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed the Materiality Threshold Lender shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

            (h) Borrowers shall defend and indemnify each Lender Party and hold each Lender Party, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by such Lender Party under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of a Lender Party. Borrowers' obligations under this Section shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

      4.19. No Other Financing Statements. Except as respects the financing statements filed by Lender and financing statements giving notice of otherwise Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

      4.20. Intellectual Property. Borrowers shall execute and deliver to Lender for the benefit of all Lender Parties, immediately, either (i) on the Closing Date with respect to any trademarks, patents or copyrights, registered, or to be registered, with the applicable federal Governmental Body as of the Closing Date, or (ii) upon the creation or acquisition by Borrower of any trademarks, patents or copyrights, registered, or to be registered, with the applicable federal Governmental Body subsequent to the Closing Date, security agreements with respect thereto, in registrable form, in substantially the same forms as set forth on Exhibit 4.20(i), Exhibit 4.20(ii) and Exhibit 4.20(iii), respectively, or otherwise to be in form and substance satisfactory to Lender.

V.    REPRESENTATIONS AND WARRANTIES.

      Each Borrower represents and warrants as follows:

      5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate (or other organizational) powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's Organic Documents or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien (except Permitted Encumbrances) upon any asset of such Borrower under the provisions of any Organic Document or other instrument to which such Borrower or its property is a party or by which it may be bound.

      5.2. Formation and Qualification.

            (a) Each Borrower is duly organized and in good standing under the laws of the state or other jurisdiction listed on Schedule 5.2 and is qualified to do business and is in good standing in the states or other jurisdictions listed on Schedule 5.2 which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Lender true and complete copies of its Organic Documents and will promptly notify Lender of any amendment or changes thereto.

            (b) Each Borrower's identification number (if any) assigned to it by the appropriate Governing Body of the state of its organization, if any, is set forth on Schedule 5.2.

            (c) The Subsidiaries (if any) of each Borrower as of the Signing Date are as set forth in Schedule 5.2.

            (d) The Equity Interests of each Borrower which are authorized, issued and outstanding on the Signing Date are set forth and described in
Schedule 5.2.

            (e) This Agreement is, and each Other Document executed by a Borrower constitutes, the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      5.3. Tax Returns. Each Borrower's federal tax identification number is set forth on Schedule 5.3. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, excepting therefrom, any such charges which are being contested by Borrowers in good faith in appropriate proceedings after the posting of adequate reserves on the Borrowers' books to cover the costs thereof. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all Fiscal Years prior to the current Fiscal Year. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

      5.4. Financial Statements.

            (a) The historical audited financial statements of Borrowers and their Subsidiaries on a consolidated basis for its most recently completed Fiscal Year, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the annual fiscal period ended on such date, all accompanied by reports thereon containing opinions without qualification by the Accountants, and the historical unaudited financial statements of Borrowers and their Subsidiaries on a consolidated and consolidating basis for that portion of their current Fiscal Year ended with their most recently completed Fiscal Quarter and Fiscal Month for which financial statements have been reported and the related statements of income, changes in stockholder's equity and changes in cash flow for the fiscal periods ended on such date, (collectively, the "Historical Financial Statements"), copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such Accountants have concurred) and present fairly the financial position of the Borrowers and their respective Subsidiaries on a consolidated and, as appropriate, consolidating basis at such dates and the results of their operations for such periods. Since the last day of the Borrowers' most recently completed Fiscal Year, there has been no material change in the condition, financial or otherwise, of either of the Borrowers as shown on the balance sheet of each as of such date and no material change in the aggregate value of machinery, equipment and Real Property owned by them, except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect.

            (b) The one year cash flow projections (presented on a monthly basis) of the Borrowers and their Subsidiaries on a consolidated and consolidated basis and their projected balance sheets as of the Closing Date, furnished to Lender on the Signing Date (the "Projections"), were prepared by the chief financial officer of Borrowing Representative, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' collective judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

      5.5. Name. No Borrower has been known by any other organization name in the five (5) years preceding the Closing Date and does not sell Inventory under any other name except as set forth on Schedule 5.5; nor has any Borrower been the surviving organization of a merger or consolidation or acquired all or substantially all of the assets of any Person during the five (5) years preceding the Closing Date.

      5.6. OSHA and Environmental Compliance. Except as may be set forth on
Schedule 5.6:

            (a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

            (b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

            (c) (i) There are no visible signs, in any material amounts of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower which do not comply in all material respects with all applicable Environmental Laws in respect thereof; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present, in any material amounts on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

      5.7. Solvency; No Litigation; No Violations; Indebtedness; and Default.

            (a) (i) The Projections are based on underlying assumptions which provide a reasonable basis for the Projections and which reflect the Borrowers' judgment, based on present circumstances, of a reasonably likely set of conditions and the Borrowers' reasonably likely course of action for the period projected; (ii) the Projections demonstrate that the Borrowers on a consolidated basis will have sufficient cash flow to enable them to pay their debts as they mature; (iii) immediately following the execution of this Agreement and the consummation of the transactions contemplated hereby, (A) the assets of the Borrowers, on a consolidated basis, at a fair valuation and at their present fair saleable value, will be in excess of the total amount of their liabilities (including contingent and unmatured liabilities), (B) the Borrowers will be able to pay their Indebtedness as it becomes due and (C) the Borrowers on a consolidated basis will not have unreasonably small capital to carry on their business; (iv) all material undisputed Indebtedness owing to third parties by the Borrowers is current and not past due; (v) this Agreement is, and all Other Documents will be, executed and delivered by the Borrowers, as applicable, to Lender in good faith and in exchange for reasonably equivalent value and fair consideration.

            (b)   Except as may be disclosed in Schedule 5.7(b), no Borrower has
(i) to its knowledge, any pending or threatened litigation, arbitration, actions or proceedings which, if determined adversely to it, would be reasonably expected to have a Material Adverse Effect, (ii) any Funded Indebtedness, other than the Obligations and any Permitted Subordinated Debt, or has granted any Liens in respect thereof, except Permitted Encumbrances, (iii) contracted or committed to incur, or contemplates incurring, any Funded Indebtedness, other than the Obligations and any Permitted Subordinated Debt except in respect of the Excluded Equipment specified on Schedule 5.7(b) and, then, to the limited extent specified in Section 7.9.

            (c) To the best of each Borrower's knowledge and belief, after due inquiry, no Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is any

Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

            (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan (or has assumed any liability in respect of any Plan) other than those (if any) listed on Schedule 5.7(d) hereto. Except as set forth in Schedule 5.7(d), to the best of each Borrower's knowledge and belief, (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan,
(ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code,
(iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or
Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA,
(ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

      5.8. Patents, Trademarks, Copyrights and Licenses. To the best of each Borrower's knowledge and belief, after due inquiry, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.8, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.8. To the best of each Borrower's knowledge and belief, each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or which was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been, or will be, maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all proprietary software developed and used by any Borrower, to the best of each Borrower's knowledge and belief, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement.

      5.9. Licenses and Permits. Each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

      5.10. No Default of Indebtedness. Except as may exist in respect of the Existing Loans, no Borrower is in default in the payment of the principal of or interest on any Indebtedness in excess of the Materiality Threshold in principal amount or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

      5.11. No Other Defaults. No Borrower is in default in the payment or performance of any of its contractual obligations in respect of any Material Agreement.

      5.12. No Burdensome Restrictions. To the best of each Borrower's knowledge and belief, no Borrower is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

      5.13. No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract presently existing (if any) is scheduled to expire during the Term.

      5.14. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock," as those terms are defined in Regulation U of such Board of Governors.

      5.15. Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

      5.16. Disclosure. To the best of each Borrower's knowledge and belief, no representation or warranty made by any Borrower in this Agreement, or in any financial statement, report, certificate or any Other Document furnished in connection herewith, including without limitation the Perfection Certificate, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers which Borrowers have not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect.

      5.17. No Conflicting Agreements or Orders. To the best of each Borrower's knowledge and belief, no provision of any Material Agreement or judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

      5.18. Application of Certain Laws and Regulations. No Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.19. Business and Property of Borrower. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than business conducted by the Borrowers on the Closing Date and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

      5.20. Hedge Contracts. On the Signing Date, no Borrower is party to any Hedge Contract, except a Permitted Hedge Contract.

      5.21. Real Property. On the Signing Date, Borrowers have no interest as owner or tenant in any Real Property, except as disclosed on Schedule 5.21.

      5.22. Deposit Accounts. On the Signing Date, no Borrower has any Deposit Accounts, except as listed on Schedule 5.22.

      5.23. Foreign Assets Control. No Borrower is a national of a designated blocked country or a "Specially Designated National," "Blocked Entity," "Specially Designated Terrorist," "Specially Designated Narcotics Trafficker" or "Foreign Terrorist Organization," as defined by the U.S. Office of Foreign Assets Control.

      5.24. Brokers. No Borrower has retained the services of any broker to assist such Borrower in obtaining the benefits of this Agreement unless (i) such broker has been paid (or is paid on the Closing Date) the full amount due such broker in such regard, and (ii) such broker executes in favor of Lender a broker's release and waiver letter in form and substance satisfactory to Lender on or prior to the Closing Date.

      5.25. Joint Ventures. As of the Signing Date, no Borrower is party to any joint venture, except as listed on Schedule 5.25.

      5.26. Inactive Subsidiaries. As of the Signing Date, none of the Inactive Subsidiaries is conducting any business, and none has assets or properties exceeding, in aggregate fair market value, the Materiality Threshold.

VI.   AFFIRMATIVE COVENANTS.

      Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

      6.1. Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Lockbox Account, Blocked Account, Pledged Account or Concentration Account. Lender may, without making demand, charge Borrowers' Account for all such fees and expenses.

      6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted, except that the foregoing shall not require any Equipment existing on the Closing Date to be upgraded and except the Equipment may be disposed of from time to time in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, trade names, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and Material Agreements; (c) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower; and
(d) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

      6.3. Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

      6.4. Government Receivables. If requested by Lender to do so in respect of any Receivable in excess of the Materiality Threshold or at any time after a Default or Event of Default exists, regardless of amount, take all steps necessary to protect Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

      6.5. Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may reasonably request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

      6.6. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including any in respect of its Material Agreements, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

      6.7. Standards of Financial Statements. Cause all financial statements referred to herein as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

      6.8. Inactive Subsidiaries. Either by the Closing Date or as soon as practicable thereafter, but not later than thirty (30) days after the Closing Date, Borrowers shall have caused each of the Inactive Subsidiaries to be merged into one or more of the Borrowers or to be dissolved with its assets to be distributed to one or more of the Borrowers.

      6.9. Chief Financial Officer. By not later than March 31, 2004, either G. Darcy Klug shall have been retained by the Parent Company to continue as its chief financial officer for at least the 2004 Fiscal Year or a replacement chief financial officer, acceptable to Lender in its Credit Judgment, shall have been retained by the Parent Company for at least the same said period; and, in either event, whoever is such chief financial officer on March 31, 2004, shall have executed and delivered to Lender a Support Agreement by such date.

VII.  NEGATIVE COVENANTS.

      Subsequent to the Signing Date, except with the prior written consent of Lender, no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, until satisfaction in full of the Obligations and termination of this
Agreement:

      7.1. Merger, Consolidation and Acquisitions. Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except that, to the extent multiple Borrowers exist at any time, so long as Borrowing Representative gives Lender at least thirty (30) days advance written notice to such effect, (i) any

Borrower may merge into, or consolidate with, any other Borrower, so long as a Borrower is the survivor of such merger or consolidation, (ii) any Borrower may acquire all or any substantial portion of the assets or Equity Interests of any other Borrower.

      7.2. Sales of Assets. Sell, lease, transfer or otherwise dispose of any of its properties or assets, including any Collateral, except for (i) the sale of Inventory in the ordinary course of its business and (ii) the sale of certain Equipment as provided in Section 4.3.

      7.3. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

      7.4. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lender, the Bank, the Issuers, or the Lender in connection with this Agreement and the transactions contemplated herein) except (a) guarantees made in the ordinary course of business up to an aggregate amount not exceeding the Materiality Threshold; (b) the endorsement of checks for collection in the ordinary course of business; and (c) guaranties made by one Borrower of the Obligations of another Borrower or Borrowers.

      7.5. Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, including, without limitation, the acquisition of all, or substantially all, or any material portion the assets of a Person or of any division or line of business of a Person.

      7.6. Loans. Make advances, loans or extensions of credit to any Person, including particularly, but without limitation, to any Subsidiary or any other Affiliate, except with respect to (a) the extension of commercial trade credit to unaffiliated Persons in connection with the sale of Inventory in the ordinary course of its business, (b) if multiple Borrowers exist, loans and advances may be made to one Borrower by another Borrower, but all such loans and advance shall be evidenced by one or more promissory notes (which may be "master" notes evidencing multiple or "revolving" loans), issued to the order of the lending Borrower, which promissory notes shall be pledged to Lender as additional Collateral; and (c) loans and advances to its employees in the ordinary course of business not to exceed in aggregate amount (as to all employees) the Materiality Threshold. Without limitation of the foregoing, pending Borrowers' compliance with Section 6.8, no advances, loans or extensions of credit shall be made by any Borrower to any of the Inactive Subsidiaries.

      7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of Equity Interests of any Borrower (other than dividends or distributions payable in its Equity Interests (including, payments-in-kind, or "PIK"), or split-ups or reclassifications of its Equity Interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any Equity Interests of any Borrower; provided, however, that, notwithstanding the foregoing, if either (i) at any time and so long as any Borrower, if a corporation, has maintained in effect a valid election to be have its income taxed for federal income tax purposes under Subchapter "S" of the pertinent section of the Internal Revenue Code of 1986, as amended, or (ii) any Borrower is not a corporation, and the owners of its Equity Interests are directly responsible for the payment of taxes on income of such Borrower, then, such Borrower may make distributions from time to time to the owners of its Equity Interests based on their respective federal income tax liability in respect of that portion of such Borrower's income attributed to them each year for federal income tax purposes (the foregoing called herein, "Alternative Tax Distributions"'); but, in each case, the total amount of such Alternative Tax Distributions in any one Fiscal Year of such Borrower shall not exceed the amount of income tax payments which, but for such election, or status, such Borrower would have obliged to pay on such income as a "C" corporation in such Fiscal Year.

      7.8. Compensation. Pay compensation (including, for this purpose, salary, bonus, management or consulting fees, directors fees and any other forms of remuneration, whether payable in cash or other property) to the Senior Management of Borrowers in excess of the following: (i) for the Fiscal Year ending December 31, 2003, the amounts prescribed on Schedule 7.8, (ii) for the Fiscal Year ending December 31, 2004, the amounts to be set forth in a comprehensive compensation plan for such Fiscal Year, to be prepared by Borrowers' Representative and submitted to Lender for its review and approval on or before January 31, 2004; and (iii) for each Fiscal Year ending after December 31, 2004, unless otherwise reviewed with and approved by Lender, (A) in respect of salary and other forms of remuneration (excluding bonuses) an aggregate amount not to exceed one hundred ten percent (110%) of the remuneration paid to Senior Management in the prior Fiscal Year; and (B) in respect of bonus, an amount not to exceed, in percentage amount of income (or like basis), the percentage amount used to compute bonuses in the prior Fiscal Year.

      7.9. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of commercial trade debt incurred in the ordinary course of business) except in respect of (i) Indebtedness to Lender; (ii) Permitted Subordinated Debt; (iii) the Existing Loans, pending their full payment on the Closing Date; (iv) Permitted Hedge Contracts; (v) Funded Indebtedness existing on the Closing Date, and disclosed on Schedule 5.7(b); (vi) Funded Indebtedness to be incurred by Borrowers subsequent to the Closing Date in respect of the Specified Equipment, to reimburse Borrowers for the costs of prior acquisition thereof (for cash), in an aggregate amount not to exceed Two Million Dollars ($2,000,000); and (vii) purchase money Indebtedness incurred for Capital Expenditures otherwise permitted to be made under this Agreement.

      7.10. Nature of Business. Substantially change the nature of the business in which it is engaged, on the Closing Date, or, except as otherwise specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

      7.11. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (i) transactions which do not exceed the Materiality Threshold, individually or collectively, (ii) other transactions, in excess of the Materiality Threshold, individually or collectively, which occur in the ordinary course of business, on an arm's length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, and which have been fully disclosed to Lender, (iii) transactions described in, and governed by, Section 7.7 hereof (as to which neither of clauses (i) or (ii) of this Section 7.10 shall be applicable) and (iv) those transactions with Advantage Capital specified on
Schedule 7.11.

      7.12. Subsidiaries, Etc. Either: (a) create or acquire any Subsidiary; (b) enter into any partnership, joint venture or similar arrangement (excepting therefrom those specified on Schedule 5.25); or (c) dispose of any Equity Interests of any Subsidiary. Without limitation of the foregoing, if and to the extent any Subsidiary is created or acquired hereafter with Lender's prior written consent, then, as a condition to such consent becoming effective, each such Subsidiary must be joined as a Borrower hereunder, or must become a Guarantor hereof, on terms satisfactory to Lender and the Lender.

      7.13. Fiscal Year and Accounting Changes. Change its Fiscal Year from that in use on the Closing Date or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

      7.14. Pledge of Credit. Pledge (or purport to pledge) Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the Closing Date.

      7.15. Amendment of Documents. Amend, modify or waive any term or provision of its Organic Documents or any Material Agreement, unless (i) required by law to do so or (ii) such amendment, modification or waiver does not cause any contravention of, or conflict with, any material term or condition of this Agreement and would not otherwise reasonably be expected to have a Material Adverse Effect.

      7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.7(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.7(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

      7.17. Prepayment of Indebtedness. At any time, directly or indirectly, either (i) prepay any Indebtedness (other than to Lender or Bank), or (ii) prior to its stated maturity, repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

      7.18. Payment of Subordinated Debt. At any time, directly or indirectly pay the principal of, interest on or any other charge or fee in respect of any Permitted Subordinated Debt then outstanding except as expressly permitted by the Subordination Agreement applicable thereto.

      7.19. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 8.3 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed the Materiality Threshold in any one Fiscal Year of Borrowers.

      7.20. Deposit Accounts. Open any Deposit Account unless a Lockbox Account Agreement, Blocked Account Agreement or Pledged Account Agreement, as appropriate, is first executed in respect thereof.

VIII. FINANCIAL COVENANTS.

      Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

      8.1. Controlling Definitions. As used in this Article VIII:

      "Capital Expenditures" shall mean all expenditures (or commitments to make expenditures) of a Borrower or Borrowers on a consolidated basis for fixed or capital assets (including any made or committed to be made pursuant to capitalized leases) which, in accordance with GAAP, constitute capital expenditures in the period made.

      "EBITDA" shall mean, for any fiscal period the sum of (i) net income (or loss) of a Borrower or Borrowers on a consolidated basis (as applicable) for such period (excluding extraordinary gains and losses), plus (ii) to the extent deducted in determining such net income (or loss) of a Borrower or Borrowers, the following: (A) all interest expense of a Borrower or Borrowers on a consolidated basis for such period; and (B) all charges against income of a Borrower or Borrowers on a consolidated basis for such period for federal, state and local taxes actually paid; (C) depreciation expenses for such period; and
(D) amortization expenses for such period.

      "Fixed Charge Coverage Ratio" shall mean and include, with respect to any applicable fiscal period of Borrowers, the ratio of (a) EBITDA for such period, minus any Unfinanced Capital Expenditures made during such period, to (b) Fixed Charges for such period.

      "Fixed Charges" shall mean and include, with respect to any applicable fiscal period of Borrowers, the sum (without duplication) of (i) all scheduled payments (excluding mandatory prepayments) made on Funded Indebtedness of Borrowers and their Subsidiaries on a consolidated basis outstanding during such period (excluding Revolving Advances), but including: (a) principal repayments on borrowed funds (excluding Revolving Advances), and (b) the principal portion on any deferred purchase price obligations constituting Funded Indebtedness, plus (ii) all interest expense of a Borrower or Borrowers on a consolidated basis (including Revolving Advances) during such period, plus (iii) all capitalized lease payments of

Borrowers on a consolidated basis made during such period, plus (iv) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes actually paid during such period, plus (v) Alternative Tax Distributions (if any) actually made during such period.

      "Funded Indebtedness" shall mean all Indebtedness: (i) for money borrowed, including the Advances (ii) for the deferred payment for a term of one (1) year or more of the purchase price of any asset, and (iii) consisting of capitalized lease obligations.

      "Leverage Ratio" shall mean, as at any particular date, the ratio of (a) Funded Indebtedness of Borrowers, determined on a consolidated basis in accordance with GAAP, as of such date, to (b) EBITDA of Borrowers, for the twelve (12) Fiscal Months then ended.

      "Unfinanced Capital Expenditures" shall mean Capital Expenditures not financed by the incurrence of purchase money Indebtedness permitted to be incurred pursuant to Section 7.8.

      8.2. Fixed Charge Coverage Ratio. Maintain as of the ending of each of its Fiscal Quarters, beginning with the Fiscal Quarter ending March 31, 2004, a Fixed Charge Coverage Ratio for the twelve (12) Fiscal Months then ending, of not less than 1.50:1.

      8.3. Capital Expenditures. Not contract for, purchase or make any Capital Expenditure (other than for maintenance, and limited in such regard to $1,000,000 per Fiscal Year), which would cause total Capital Expenditures to exceed (i) $5,000,000, in the 2004 Fiscal Year; and (ii) $2,500,000, in any Fiscal Year ending after the 2004 Fiscal Year.

      8.4. Leverage Ratio. Fail to maintain a Leverage Ratio at the end of each of its Fiscal Quarters, beginning with the Fiscal Quarter ending December
31, 2003, of not more than: (i) 2.75:1, for the Fiscal Quarters ending March 31, 2004 and June 30, 2004, (ii) 2.50:1, for the Fiscal Quarter ending September
30, 2004, and (iii) 2.25:1, for each Fiscal Quarter ending after September 30, 2004.

IX.   CONDITIONS PRECEDENT.

      9.1. Conditions to the Initial Advance. The agreement of Lender to make the Initial Advance requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent (in addition to, and cumulative with, any such conditions precedent set forth and described in the Commitment Letter relative hereto):

           (a) Notes. Lender shall have received the Notes duly executed and delivered by a Designated Officer of each Borrower;

           (b) Filings, Registrations, Recordings and Searches. (i) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, under applicable law or otherwise as reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; (ii) the Lender shall also have received UCC, tax and judgment lien searches with respect to each Borrower in such jurisdictions as Lender shall require, and the results of such searches shall be satisfactory to Lender; and (iii) Lender shall have received from Borrowing Representative, for each Borrower, a perfection certificate, the form of which shall be supplied by Lender to Borrowing Representative prior to the Closing Date;

            (c) Secretary's Certificates. Lender shall have received a certificate of the Secretary (or Assistant Secretary) of each Borrower, dated the Closing Date, to be substantially in the form of Exhibit 9.1(c), unless otherwise acceptable to or required by Lender, certifying as to (i) the incumbency and signature of the officers (or other representatives) of each Borrower executing this Agreement and any Other Documents, and (ii) the authorizations by the board of directors (or other governing body) of such Borrower to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Agreement and the Other Documents; and including therewith copies of the Organic Documents of such Borrower as in effect on the Signing Date;

            (d) Good Standing Certificates. Lender shall have received good standing certificates for each Borrower dated not more than thirty (30) days prior to the Signing Date, issued by the secretary of state or other appropriate official of each Borrower's jurisdiction of organization and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

            (e) Legal Opinion. Lender shall have received the executed legal opinion of legal counsel to the Borrowers, in substantially the form of Exhibit
9.1 (e), unless otherwise acceptable to or required by Lender, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and all Other Documents such as Lender may reasonably require, and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

            (f) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could, in the reasonable opinion of Lender, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

            (g) Material Agreements. Lender shall have reviewed all Material Agreements and been satisfied therewith, in its Credit Judgment;

            (h) Collateral Examination. Lender shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest, and Equipment of each Borrower and all books and records in connection therewith;

            (i) Fees. Lender shall have received all fees and expenses payable to Lender on or prior to the Closing Date pursuant hereto or under any Other Document;

            (j) Financial Statements. Lender shall have received copies of the Projections and copies of the Historical Financial Statements, each of which shall be satisfactory in all respects to Lender;

            (k) Insurance. Lender shall have received in form and substance satisfactory to Lender, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements naming Lender as loss payee, to be in form and substance satisfactory to Lender, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Lender as a co-insured;

            (l) Environmental Reports. [Not Applicable]

            (m) Lock-Box Accounts. Lender shall have received duly executed agreements establishing the Lock-Box Accounts, the Concentration Account and any Blocked Accounts, to the extent required under Section 4.14 to be delivered on the Closing Date;

            (n) Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary (including, as provided in Section 5.24, broker's release and waiver letters);

            (o) No Adverse Material Change. Since the end of Borrowers' most recently completed Fiscal Year for which audited financial statements have been reported (or, if none, then since the date of the Lender's Commitment Letter in respect of the transactions contemplated herein), there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

            (p) Landlord's Agreements, Etc. Unless Lender otherwise has agreed to waive such requirement in one or more instances (and impose reserves with the Borrowing Base in regard thereto), Lender shall have received waivers or related agreements satisfactory to Lender with respect to all premises leased by, licensed to or otherwise used by Borrowers at which Inventory or Equipment is located or in which Inventory is otherwise being processed, finished or stored, such waivers or related agreements to be in form and substance satisfactory to Lender;

            (q) Pledge Agreements. Lender shall have received a pledge agreement from each Borrower in respect of the Equity Interests of each Subsidiary owned by it (limited, in the case of Foreign Subsidiaries, to sixty-five percent (65%) of such Equity Interests), in substantially the form of Exhibit 9.1(q) (the "Subsidiary Pledge Agreement");

            (r) Intellectual Property. To the extent any Borrower owns any trademarks or patents (or applications therefor) which are registered with the United States Patent and Trademark Office, or any copyrights (or applications therefore) which are registered with the United States Copyright Office, such Borrower shall have executed in favor, as appropriate, (i) a Patent Security Agreement, to be substantially in the form of Exhibit 4.20(i); (ii) a Trademark Security Agreement, to be substantially in the form of Exhibit 4.20(ii) and/or
(iii) a Copyright Security Agreement, to be substantially in the form of Exhibit 4.20(iii);

            (s) Closing Certificate. If the Signing Date precedes the Closing Date, Lender shall have received a closing certificate signed by a Designated Officer of each Borrower dated the Closing Date, in substantially the form of
Exhibit 9.1(t), stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date, no Default or Event of Default has occurred or is continuing;

            (t) Undrawn Availability at Closing. Lender shall have received evidence satisfactory to it to the effect that after giving effect to the making of the initial Advances hereunder, the imposition of all Availability Reserves under the Borrowing Base, the payment of all closing costs associated therewith (regardless whether required to be paid on the Closing Date) and the bringing current of all trade accounts payable (if any) more than sixty (60) days past due, Borrowers shall have Undrawn Availability of at least One Million Five Hundred Thousand Dollars ($1,500,000);

            (u) Existing Loans. The Existing Lender shall have issued a pay-off letter in respect of the Existing Loans, to be in form and substance satisfactory to Lender, pursuant to which it shall have agreed to release all Existing Lender Liens upon receipt of full payment of the Existing Loan on the Closing Date;

            (v) Validity of Collateral and Support Agreement. Lender shall have received from each of James C. Eckert, John Harris, Mike Tuttle and Amy Primeaux a validity of collateral and support agreement in substantially the form of
Exhibit 9.1 (v) (a "Support Agreement")

            (w) All Other Matters. Lender shall have received all Other Documents which Lender determines to be necessary to consummate the transactions contemplated to occur on or after the Closing Date pursuant to this Agreement, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated herein shall be satisfactory in form and substance to Lender and its legal counsel.

      9.2. Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the Initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

            (a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

            (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated hereby; provided, however that Lender, in its sole and absolute discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

            (c) Maximum Revolving Advances. In the case of any Revolving Advance or Letter of Credit requested to be made, after giving effect thereto, the aggregate amount of all Revolving Advances and Letters of Credit shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof; and

            (d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit, when aggregated with all then outstanding Revolving Advances, shall not exceed the Maximum Revolving Advance Amount.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

X.    INFORMATION AS TO BORROWERS.

      Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

      10.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

      10.2. Schedules. Deliver to Lender on or before the fifteenth (15th) day of each Fiscal Month as and for the prior Fiscal Month (a) Receivables agings,
(b) accounts payable agings and (c) Inventory reports. In addition, each Borrower will deliver to Lender at such intervals as Lender may require (but, absent an Event of Default then existing, not more frequently than monthly): (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Lender, in its Credit Judgment, may require including, without limitation, trial balances and test verifications (but, absent an Event of Default then existing, not more frequently than monthly). Lender shall also have the right to confirm and verify all Receivables by any manner and through any medium it considers commercially advisable and do whatever it may deem commercially necessary to protect its interests hereunder. The items to be provided under this Section shall be in form satisfactory to Lender and executed by the Borrowing Representative and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and any failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral.

      10.3. Environmental Compliance Certificate. Furnish Lender, at its request from time to time, with a certificate signed by a Designated Officer of Borrowing Representative stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

      10.4. Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, which, in any such case, could reasonably be expected to have a Material Adverse Effect on any Borrower.

      10.5. Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower in respect of any Indebtedness which, individually or when aggregated, exceeds the Materiality Threshold which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness;
(e) the termination (or receipt of notice of pending termination) of any Material Agreement; and (f) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action that Borrowers propose to take with respect thereto.

      10.6. Government Receivables. Notify Lender immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them, exceeding the Materiality Threshold.

      10.7. Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each Fiscal Year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Lender (the "Accountants"). The report of the Accountants shall, if requested by the Lender, be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by the Financial Covenants. In addition, the reports shall be accompanied by a certificate of a Designated Officer of the Borrowing Representative which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by the Financial Covenants.

      10.8. Quarterly Financial Statements. Furnish Lender within forty-five
(45) days after the end of each Fiscal Quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers reflecting results of operations from the beginning of the Fiscal Year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices but in accordance with GAAP and complete and correct in all material respects, subject to normal year end adjustments (together with comparative reports for the corresponding period(s) in the prior Fiscal Year and for the projected reports for the current Fiscal Year required under Section 10.13). The reports shall be accompanied by a certificate signed by a Designated Officer of the Borrowing Representative, substantially in the form of Exhibit 10.8, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by the Financial Covenants.

      10.9. Monthly Financial Statements. Furnish Lender within thirty (30) days after the end of each Fiscal Month, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices but in accordance with GAAP and complete and correct in all material respects, subject to normal year end adjustments (together with comparative reports for the corresponding period(s) in the prior Fiscal Year and for the projected reports for the current

Fiscal Year required under Section 10.13). The reports shall be accompanied by a certificate of a Designated Officer of the Borrowing Representative, likewise substantially in the form of Exhibit 10.8, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by the Financial Covenants.

      10.10. Borrowing Base Certificate. Deliver to Lender a certificate of a Designated Officer of Borrowing Representative, in such form as may be required or approved by Lender from time to time (a "Borrowing Base Certificate"), which shall state Borrower's Borrowing Base as of the date thereof (including a calculation of such Borrowing Base). This Borrowing Base Certificate shall be delivered weekly, by the second Business Day of each calendar week, as of the last Business Day of the preceding calendar week, and shall be supplemented by a monthly reconciliation of the weekly Borrowing Base Certificate delivered closest to (but within) each Fiscal Month, to (a) the Inventory reports for such Fiscal Month delivered pursuant to Section 10.2 and (b) the financial statements of Borrowers for such Fiscal Month delivered pursuant to Section 10.9, with each such reconciliation to be delivered coincident with the delivery of such financial statements pursuant to said Section 10.9, and to be in form satisfactory to Lender, which shall include a reconciliation and "roll forward" from the prior month's reporting thereof pursuant to Section 10.2.

      10.11. Other Reports. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to the owners of its Equity Interests generally.

      10.12. Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening or establishing of any new Collateral Location or any Borrower's closing of any existing Collateral Location, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

      10.13. Projected Operating Budget. Furnish Lender, no later than thirty
(30) days prior to the beginning of each Borrower's Fiscal Years, commencing with its first Fiscal Year ending after the Closing Date, the following projections, on a month-to-month basis for such Fiscal Year, for borrower and its Subsidiaries, on a consolidated and consolidating basis, to-wit operating budget, balance sheet, income statement, statement of cash flow, Financial Covenant compliance (including projected amounts of all financial components used in determining compliance) and borrowing availability, such projections to be accompanied by a certificate signed by a Designated Officer of the Borrowing Representative to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

      10.14. Variances From Operating Budget. Furnish Lender, concurrently with the delivery of the quarterly financial statements referred to in Section 10.8, summarizing all material variances from budgets submitted by Borrowers pursuant to Section 10.13.

      10.15. Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

      10.16. ERISA Notices and Requests. Furnish Lender with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under
Section 401 (a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

      10.17. Intellectual Property. Notify Lender promptly if, subsequent to the Closing Date, any Borrower applies for, or acquires, any patent, trademark or copyright registered (or registrable) under the federal law, and execute and deliver to Lender, upon request, such documents and agreements (which may include agreements substantially in the forms set forth in Exhibit 4.20(i), and
Exhibit 4.20(ii) and/or Exhibit 4.20(iii) in respect of patents, trademarks, and/or copyrights, respectively) as Lender may request to evidence, confirm or perfect Lender's Lien on and security interest in such Collateral.

      10.18. Additional Documents. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

XI.   EVENTS OF DEFAULT.

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

      11.1. Obligations. Failure by any Borrower to pay any Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

      11.2. Misrepresentations. Any representation or warranty of any material fact, circumstance or condition made (or deemed made pursuant to the terms hereof) by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

      11.3. Financial Information. Failure by any Borrower to (i) furnish financial or Collateral report required to be delivered pursuant to Sections 10.2, 10.7, 10.8, 10.9, 10.10, 10.13 or 10.14 when due or when requested pursuant hereto which is unremedied for a period of three (3) Business Days, or
(ii) permit the inspection of its books or records by Lender when requested pursuant hereto;

      11.4. Liens. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Borrower's property which is not stayed or lifted within thirty (30) days (but not later than its being executed, however);

      11.5. Covenants. Either (i) except as otherwise provided in Section 11.3(i) above or clause (ii) below of this Section 11.5, failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Borrower and Lender (without any cure or grace period); or (ii) a failure or neglect of Borrowers to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.3, 6.4, 10.4 or 10.6 hereof which is not cured within thirty (30) days from the occurrence of such failure or neglect;

      11.6. Judgments. Any judgment or judgments are rendered or judgment liens filed against any Borrower for an aggregate amount in excess of the Materiality Threshold which within thirty (30) days of such rendering or filing (but not later than its being executed, however) is not either satisfied, stayed, suspensively appealed or discharged of record;

      11.7. Voluntary Bankruptcy. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (vi) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (vii) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (viii) take any action for the purpose of effecting any of the foregoing;

      11.8. Insolvency. Any Borrower shall admit in writing its inability, or be generally unable, to pay its Indebtedness as it becomes due or shall cease operations of its present business;

      11.9. Involuntary Bankruptcy. Any Borrower, any Subsidiary of a Borrower or any Guarantor shall acquiesce in, or fail to have dismissed, within thirty
(30) days, any petition filed against it in any involuntary case under any state or federal bankruptcy laws (as now or hereafter in effect), or take any action for the purpose of effecting any of the foregoing;

      11.10. Material Adverse Changes. Any material change in any Borrower's condition or affairs (financial or otherwise) which in Lender's opinion has a Material Adverse Effect unless such Borrower remedies to Lender's satisfaction within thirty (30) days after the Borrowing Representative receives written notice thereof from Lender;

      11.11. Lender's Liens. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest unless not later than thirty
(30) days after Borrowers receive notice thereof from Lender, such Default is remedied to Lender's Credit Judgment;

      11.12. Subordinated Debt. An Event of Default shall occur under or in respect of any Subordinated Debt which causes the acceleration of, or entitles the holder thereof to cause the acceleration of, any Subordinated Debt, or any payment is made or received in respect of any Subordinated Debt in violation of the Subordination Agreement made with respect thereto.

      11.13. Cross Default. A default of the obligations of any Borrower under any Material Agreement shall occur which involves a monetary obligation in excess of the Materiality Threshold, whether individually or in the aggregate, or otherwise materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

      11.14. Guaranty. Termination or breach of any Guaranty or similar agreement executed and delivered to Lender in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

      11.15. Change of Ownership. Any Change of Ownership shall occur;

      11.16. Change of Management. Any Change of Management shall occur;

      11.17. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Lender unless not later than thirty
(30) days after Borrowers receive (or give) notice thereof, the cessation of validity or binding effect of such provision is remedied to Lender's Credit Judgment;

      11.18. Takings. (i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or trade name of any Borrower, the continuation of which is material to the continuation of any Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within sixty (60) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Borrower;

      11.19. Seizures. Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower shall have become the subject matter of litigation which could reasonably be expected, in the opinion of Lender, upon final determination, to result in any material impairment or any material loss of the security provided by this Agreement or the Other Documents;

      11.20. Cessation of Operations. The operation of any Borrower's business is interrupted at any time for more than five (5) Business Days during any period of thirty (30) consecutive days, unless Borrowers shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount desciibed in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

      11.21. Plans. An event or condition specified in Sections 7.16 or 10.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a Material Adverse Effect on any Borrower.

      11.22. Criminal Charges. Any Borrower (or any officer or director of any Borrower) shall become the subject of a criminal indictment or investigation in respect of or pertaining to, the operation or conduct of a Borrower's business, its reporting of any financial data, its application for, or receipt of, any credit, its "laundering" of any funds or its non-payment (or underpayment) of any taxes or any other Charges, or shall admit its guilt or complicity in respect of any of the foregoing, or shall pay any fine or suffer any penalty in respect thereof (including as part of any plea bargain or arrangement).

XII.  LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

      12.1. Rights and Remedies. Upon and after the occurrence of an Event of Default pursuant to Sections 11.7, 11.8, 11.9 or 11.20, all Obligations shall be immediately due and payable and this Agreement and all Commitments of Lender shall be deemed terminated. Upon the occurrence of any other Event of Default not specified in the preceding sentence, and at any time thereafter during the continuation of such Event of Default, at Lender's option, all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the Commitments of Lender to make Advances. Upon and after the occurrence of any Event of Default, and during its continuation, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrowers to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) Business Days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender, or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

      12.2. Application of Proceeds. The proceeds realized by Lender from the sale or other disposition by Lender of any Collateral subsequent to an Event of Default occurring and during its continuation, shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon any of the Obligations; thirdly, to fees payable in connection with this Agreement; fourthly, to furnish to Lender cash Collateral in an amount not less than one hundred ten percent (110%) of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Lender; and, lastly, to the principal of the Obligations; provided, however, that Lender reserves the right to adjust the foregoing allocations as it sees fit from time to time, in its sole discretion, and apply (or re-apply, as the case may be) such proceeds to the Obligations in a different manner or order. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor. If any surplusage exists, such surplusage shall be held as cash Collateral pending full payment and satisfaction of all Obligations and termination of this Agreement, after which any remainder shall be returned to the Borrowing Representative unless Lender is then otherwise required to remit such remainder under applicable law.

      12.3. Lender's Discretion. After an Event of Default exist, Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder.

      12.4. Setoff. In addition to any other rights which any Lender Party may have under applicable law, upon the occurrence of an Event of Default hereunder, each Lender Party shall have a right to apply any Borrower's property held by it to reduce the Obligations.

      12.5. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or in any Other Document or otherwise provided by law, all of which shall be cumulative and not alternative.

XIII. WAIVERS AND JUDICIAL PROCEEDINGS.

      13.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

      13.2. Delay. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

      13.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE RELATED TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIV.  EFFECTIVE DATE AND TERMINATION.

      14.1. Term; Early Termination Fee. This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Borrower and Lender, shall become effective on the Signing Date and shall continue in full force and effect until that date which is the third (3rd) anniversary of the Signing Date (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term in conjunction with Borrowers' election to terminate this Agreement (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Lender an early termination fee (the "Early Termination Fee") for the loss of its bargain (and not as a penalty) in an amount equal to (i) three percent (3%) of the Maximum Revolving Amount, if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (ii) two percent (2%) of the Maximum Revolving Amount made to Borrower on the Closing Date if the Early Termination Date occurs on or after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date; and (iii) one percent (1%) of the Maximum Revolving Amount, if the Early Termination Date occurs on or after the second anniversary of the Closing Date but on or before the third anniversary of the Closing Date. Notwithstanding any term hereinabove to the contrary, no prepayment fee shall be charged to Borrowers in respect of any prepayment of the Term Loan made in accordance with
Section 2.1(b).

      14.2. Termination. The termination of the Agreement shall not affect any Borrower's, Lender's, the Bank's, any Issuer's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to

Lender, the Bank, the Issuers hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement; or, in lieu of the foregoing, with Lender's consent, to the extent that Borrowers request a termination of this Agreement prior to all such Obligations having been fully paid and performed, each Borrower has furnished Lender, the Bank, the Issuers with an indemnification satisfactory to such parties with respect thereto and an unconditional release from any liabilities hereunder. Accordingly, each Borrower waives any rights which it may have under the applicable provisions of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XV.   MULTIPLE BORROWERS.

      15.1. Borrowing Agency Provisions. If and to the extent that at any time or from time to time there are multiple Borrowers, then:

            (a) Each Borrower acknowledges that, together with each other Borrower, it is part of an affiliated common enterprise in which any loans or other financial accommodations extended to any one Borrower will result in direct and substantial economic benefit to each other Borrower, and each Borrower will likewise benefit from the economies of scale associated with the Borrowers, as a group, applying for credit or other financial accommodations on a collective basis.

            (b) Each Borrower hereby irrevocably designates Borrowing Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Representative.

            (c) The handling of this credit facility as a co-borrowing facility with a Borrowing Representative in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Lender, the Bank, any Issuer or any Lender shall incur liability to Borrowers as a result thereof. To induce Lender, the Bank, the Issuers, and the Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender, Bank and each Lender and holds Lender, Bank, each Issuer and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender, Bank, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as a co-borrowing facility as provided herein, reliance by Lender on any request or instruction from Borrowing

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

Representative or any other action taken by Lender with respect to this Section, except due to willful misconduct or gross (not mere) negligence by the indemnified party.

            (d) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

      15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI.  MISCELLANEOUS.

      16.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY BORROWER WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWING REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 17.6 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS OF THE UNITED STATES OF AMERICA, OR, AT THE LENDER'S AND/OR ANY LENDER'S OPTION, BY SERVICE UPON CSC THE UNITED STATES CORPORATION COMPANY (OR ANY SUCCESSOR CORPORATION) WHICH EACH BORROWER IRREVOCABLY APPOINTS AS SUCH BORROWER'S LENDER FOR THE PURPOSE OF ACCEPTING SERVICE WITHIN THE STATE OF NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY

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

LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY
BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. EACH BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA.

      16.2. Entire Understanding. This Agreement and the Other Documents executed concurrently herewith contain the entire understanding between each Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective officers of the party making such promises, representations, warranties, or guarantees. Neither this Agreement nor any Other Document nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any Other Document.

      16.3. Successors and Assigns; Participations; New Lender.

            (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, the Bank, each Issuer and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

            (b) Each Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

            (c) Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"). Borrowers hereby consent to the addition of such Purchasing Lender and the transfer of all or a portion of the rights and obligations of Lender under this Agreement and the Other Documents in connection therewith. Borrowers shall execute and deliver such further documents and do such further acts and things as Lender or Purchasing Lender may reasonably request in order to effectuate the foregoing.

            (d) Nothing contained herein, however, shall Limit in any way the right of Lender to assign all or a portion of the Advances owing to it from time to time to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System any Operating Circular issued by such Federal Reserve Bank, but no such assignment shall release the assigning Lender from its obligations hereunder.

            (e) Borrowers authorize Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with Lender's credit evaluation of Borrowers.

      16.4. Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

      16.5. Indemnity. Each Borrower shall indemnify each Lender Party, and each of its respective officers, directors, Affiliates, employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender, Bank, such Issuer in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not such Lender Party is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

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

      16.6. Notice. Any notice or request hereunder may be given to any Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) upon actual receipt thereof, when sent by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof, when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A) If to Lender at:                 Whitehall Business Credit Corporation
                                          One State Street
                                          New York, New York 10004
                                          Attention: Account Executive - Omni
                                          Telecopier: (212) 806-4530

        with a copy to:                   King & Spalding
                                          191 Peachtree Street
                                          Atlanta, Georgia 30303-1763
                                          Attention: Gerald T. Woods, Esq.
                                          Telecopier: (404) 572-5149

     (B) If to Borrowing Representative
         or any Borrower, at:             Omni Energy Services Corp.
                                          4500 N.E. Evangeline Thruway
                                          Carenco, Louisiana 70520
                                          Attention: G. Darcy Klug, CFO
                                          Telecopier: (337) 896-9067

         with a copy to:                  Gordon, Arata, McCollam, Duplantis
                                          & Eagan, L.L.P.
                                          625 East Kaliste Saloom Road
                                          Lafayette, Louisiana 70508-2508
                                          Attention: Samuel E. Masur
                                          Telecopier: (337)237-3451

      16.7. Survival. The obligations of Borrowers under Sections 3.10, 3.11,4.18(h), 16.5 and 16.9 shall survive any termination of this Agreement and the Other Documents and payment in full of the Obligations.

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

      16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible,

      16.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with any Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

      16.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefor, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

      16.11. Consequential Damages. None of the Borrowers, Lender, Bank, any Issuer or Lender, nor any agent or attorney for any of them, shall be liable for consequential damages arising from any breach of contract, tort or other wrong relating to the execution, delivery or performance of this Agreement or any Other Document, or the establishment, administration or collection of the Obligations.

      16.12. Captions. The captions at various places in this Agreement and any Other Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any Other Document.

      16.13. Counterparts; Telecopied Signatures; Seal. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. If this Agreement or any Other Document provides for imposition of a seal by any party thereto, the word "seal" shall be a sufficient indication thereof,

      16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and each Other Document and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed hi the interpretation of this Agreement and each Other Document or any amendments, schedules or exhibits thereto.

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      16.15. Confidentiality. Lender and each Transferee shall hold all non-public information obtained by Lender, such Lender or such Transferee pursuant to the requirements of this Agreement and each Other Document in accordance with Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however. Lender, and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Lender or to any prospective Transferees and Purchasing Lender, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the Borrowing Representative of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Lender, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

      16.16. Publicity. Each Borrower hereby authorizes Lender and the Bank to make appropriate announcements of the financial arrangement entered into among Borrowers and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender and/or Bank shall in its sole and absolute discretion deem appropriate. Without limiting the foregoing Borrowers authorize Lender and Bank to utilize any logo or other distinctive symbol associated with the Borrowers in connection with any such announcement or any other promotion, advertising or marketing undertaken by Lender or Bank. In no event, however, shall any Borrower use the name of Lender or Bank, or any logo or distinctive symbol associated with any of them, unless, as appropriate, Lender, Bank or such Lender has given its prior written consent thereto.

      16.17. Survival of Representations and Warranties. All representations and warranties of each Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

      16.18. Certain Matters of Construction. The terms "herein", "hereof and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

      16.19. Destruction of Invoices. Borrowing Representative hereby authorizes and directs Lender in accordance with its standard document retention policies in such regards to destroy all

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

invoices, agings, inventory reports, financial statements and other data provided from time to time by Borrowers to Lender pursuant hereto.

      16.20. TIME. TIME IS OF THE ESSENCE IN THIS AGREEMENT AND EACH OTHER DOCUMENT. UNLESS OTHERWISE EXPRESSLY PROVIDED, ALL REFERENCES HEREIN AND IN ANY OTHER DOCUMENTS TO TIME SHALL MEAN AND REFER TO NEW YORK TIME.

      16.21. Patriot Act. Federal law requires Lender to obtain, verify and record information that identifies each Person that opens an account or applies for a loan or lease. Borrowers agree to cooperate with Lender in maintaining compliance with such law on an ongoing basis.

                            [signature pages follow]

      Each of the parties has signed this Agreement as of the day and year first above written.

                                            "BORROWER"
                                            OMNI ENERGY SERVICES CORP.

                                            By /s/ G. Darcy Klug
                                               -------------------------------
                                            G. Darcy Klug
                                            Chief Financial Officer

                                            AMERICAN HELICOPTERS INC.

                                            By /s/ G. Darcy Klug
                                               -------------------------------
                                            G. Darcy Klug
                                            Chief Financial Officer

                                            OMNI ENERGY SERVICES CORP.-MEXICO

                                            By /s/ G. Darcy Klug
                                               -------------------------------
                                            G. Darcy Klug
                                            Chief Financial Officer

STATE OF LOUISIANA                                  )
                                                    )ss

COUNTY (OR) PARISH OF LAFAYETTE                     )

      On December 23, 2003, before me personally came G. Darcy Klug, to me known, who, being by me duly sworn, did depose and say that he (she) is the Chief Financial Officer of each entity described in and which executed the foregoing instrument as a "Borrower"; and that he (she) signed his (her) name thereto by order of the board of directors of said entity.

                                            /s/ Samuel E. Masur
                                            ---------------------------------
                                            NOTARY PUBLIC
                                            SAMUEL E. MASUR
                                            NOTARY PUBLIC
                                            STATE OF LOUISIANA
                                            MY COMMISSION IS ISSUED FOR LIFE
                                            LA. BAR ROLL NO. 1221

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

                                            "LENDER"
                                            WHITEHALL BUSINESS CREDIT
                                            CORPORATION

                                            By [ILLEGIBLE]
                                            ------------------------------------
                                            Authorized Officer or Representative

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